As Filed with the Securities and Exchange Commission on __________,
2000                                        File No. 33-__________
=====================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           _______________________
                                 FORM SB-2
                           REGISTRATION STATEMENT
                                 Under the
                           SECURITIES ACT OF 1933
                           ______________________

                         CLIP 'N PIERCE FASHIONS, INC.
                 (Name of Small Business Issuer in its Charter)

      Delaware                       3911                  33-0857223
______________________________    ________________       _____________
  (State or other Jurisdiction   (Primary Standard        (IRS Employer
     of Incorporation or            Industrial                ID No.)
        Organization)             Classification
                                   Code Number)


                        CLIP 'N PIERCE FASHIONS, INC.
                          4190 Bonita Road, #105
                         Bonita, California 91902
                    (619) 267-0450  FAX (619) 267-0452
             (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Principal Executive Offices)

                        CLIP 'N PIERCE FASHIONS, INC.
                          4190 Bonita Road, #105
                         Bonita, California 91902
                    (619) 267-0450  Fax: (619) 267-0452
    (Address of Principal Place of Business or Intended Principal Place of
                                 Business)

                              BETTY N. MYERS
                        CLIP 'N PIERCE FASHIONS, INC.
                          4190 Bonita Road, #105
                         Bonita, California 91902
                    (619) 267-0450   Fax: (619) 267-0452
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                        Copies of Communications to:
                          EFM Venture Group, Inc.
                          4190 Bonita Road, #105
                             Bonita, CA 91902
                      (619) 267-0450   Fax: (619) 421-2653

Approximate date of commencement of proposed sale to the public:
As soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


Title of         Amount        Proposed            Proposed      Amount of
Securities       to be         Maximum Offering    Maximum       Registration
to Be            Registered    Price Per           Aggregate     Fee
Registered                      Share              Offering
                                                   Price

Common Stock     400,000       NA                  NA          $1.07

(1)     Calculated pursuant to Rule 457(a).
                            ________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CLIP 'N PIERCE FASHIONS, INC.

                            CROSS REFERENCE SHEET
                   BETWEEN ITEMS OF FORM SB-2 AND PROSPECTUS

Registration Statement Item and Heading         Prospectus Caption
_______________________________________     _____________________________

1.  Front of the Registration
   Statement and   Outside Front
   Cover Page of Prospectus -----------     Outside Front Cover Page

2.  Inside Front and Outside Back Cover     Inside Front and Outside Back
    Pages of Prospectus----------------     Cover Pages

3.  Summary Information and Risk Factors    Prospectus Summary and Risk
                                            Factors

4.  Use of Proceeds--------------------    *

5.  Determination of Offering Price         Cover Page; Distribution by TAKK

6. Dilution-----------------------------    *

7. Selling Security Holders-------------    Distribution by TAKK

8. Plan of Distribution-----------------    Distribution by TAKK

9. Legal Proceedings--------------------    Business

10. Directors, Executive Officers,
Promoters and Control Persons-----------    Management

11. Security Ownership of Certain
Beneficial Owners and Management--------    Principal Shareholders

12. Description of Securities-----------    Description of Capital Stock

13. Interests of Named Experts and Counsel  *

14. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities-------------------------    *

15. Organization Within Last Five Years-    Certain Transactions

16. Description of Business-------------    Risk Factors and Business

17. Management's Description and -------    Risk Factors; Dividends; and Plan
    Analysis or Plan of Operations          of Operations

18. Description of Property-------------     Business

19. Certain Relationships and Related----    Dividend Policy and Description
                                             of Capital Stock
    Transactions

20. Market Price for Common Equity and
    Related Stockkholder Matters--------

21. Executive Compensation--------------    Management

22. Financial Statements-----------------    Financial Statement

23. Changesin and Disagreements with
    Accountants on Accounting
    and Financial Disclosure------------    *
______________________________
    * Not applicable or None.

                                400,000 SHARES
                                      of
                           CLIP 'N PIERCE FASHIONS, INC.

                                 COMMON STOCK
                         (Par Value $0.001 Per Share)

All of the Shares offered hereby are being offered by TAKK, Inc.
 TAKK, Inc. ("TAKK") owns 400,000 Shares of the Common Stock of CLIP 'N PIERCE FASHIONS, INC., a Delaware Corporation (the "Company"). TAKK will distribute to its shareholders 400,000 Shares of said Common Stock (the "Distribution"). The Distribution will be made to holders of record of TAKK stock as of the close of business on June 1, 2000 on the basis of one Share of the Company's Common Stock for each one Share of TAKK stock held. Class A Common shares will particape equally with Common Shares. The 400,000 Shares of the Common Stock distributed to TAKK shareholders will represent approximately 4.76 percent of all the issued and outstanding Shares of the Common Stock of the Company. TAKK acquired the 400,000 Shares of the Common Stock of the Company on December 1, 1999 for $400. After the offering, the management of the Company will control approximately 95% of the outstanding Common Stock.

           ___________________________________________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           __________________________________________________
   THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK,  AND
PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS" ON PAGE 7.)

           ____________________________________________________

Accordingly, this Prospectus relates to the Shares received in the Distribution to the TAKK shareholders. The Distribution of the Company's Common Stock will be made to TAKK shareholders without any consideration being paid and without any exchange of Shares by the shareholders of TAKK. Neither TAKK nor the Company will receive any proceeds from the Distribution by TAKK of such Shares of the Company's Common Stock nor from the sale of any such Shares by any persons who may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each TAKK shareholder of record on June 1, 2000, together with the certificate representing the number of the Company's Shares to which he is entitled.
 Copies of this Prospectus will also be provided to all brokers and dealers known by TAKK to be market makers in the Shares of TAKK.
Persons wishing to evaluate the Company's Shares being distributed to them should review this Prospectus carefully.

For purposes of qualifying pursuant to a Registration Statement filed on Form SB-2, the Company has placed an aggregate value on the 400,000 Shares of $4000 or $0.01 per Share, Such price has been arbitrarily determined and bears no relationship to the results of operations or assets of the Company.


The date of this Prospectus is ___________,


                             PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in this Prospectus.


                                 The Company

The Company has developed a clip-on earring with the capability of affixing to it any earring designed for pierced ears. It will be marketed to the public through jewelry stores and similar outlets.

The Company was incorporated in Delaware on April 14, 1999.  The
Company's address and telephone number are 4190 Bonita Road #105,Bonita, California 91902; (619) 267-0450 Fax (619) 267-0452.


                                The Offering

Securities Offered(1) --------------------This Prospectus covers the distribution of 400,000 shares of
                                          Common Stock by TAKK, Inc. which
                                          constitutes approximately 4.76% of
                                          the Common Stock.

Number of Shares of Common Stock
Outstanding. . . . . .  . . . . . . .     8,400,000 shares

Risk Factors------------------------------The shares of the Common Stock involves a high degree of risk.
                                          Holders should review carefully and
                                          consider the factors described in
                                          "Risk Factors."

                           Summary Financial Information

The following tables set forth for the periods indicated selected financial information for CLIP 'N PIERCE FASHIONS, INC.


SUMMARY BALANCE SHEET DATA:               April 1, 2000

Current Assets:                           $  4,395
Other Assets:                             $      0
Total Assets:                             $  4,395

Total Liabilities:                        $      0
Shareholders Equity                       $  4,395

SUMMARY STATEMENT OF OPERATIONS DATA:
(for January 1, 2000 to April 30, 2000)

Total Income                              $      0
Net Loss                                  $   1,445
Net Loss Per Share:                       $   0.00


The Company has been active in the development stage since April 14, 1999 and has been actively involved in the development of its products.

           _______________________________________________________

The Company is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, but will be subject to such requirements after the Distribution. It is the intention of the Company to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.


                                      RISK FACTORS


PURCHASERS OF THE COMPANY'S COMMON STOCK AND RECIPIENTS OF THE DISTRIBUTION DESCRIBED HEREIN SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS, WHICH MAKE THE COMPANY'S COMMON STOCK A HIGH RISK SECURITY.

(1) Start-up Stage. The Company is in the start-up stage and only recently has begun exploring development possibilities. Manufacturing estimates are now being obtained. Since the Company is in the start-up stage, its proposed operations are subject to all the risks inherent in the establishment of a new business.

(2)    Lack of Operating History; Going Concern Qualification.   There is no
guarantee that the Company will ever produce earnings. The Company has no history of successful operations and there is no assurance it will be able to
market successfully any related products.    (See "Business" and
"Management.")

(3) Need for Future Working Capital. The balance sheet for the year ended December 31, 1999, reflects a stockholder's equity of only $ 840.00 and working capital of only $ 840.00. On February 28, 2000 a major shareholder, EFM Venture Group, Inc., contributed $5,000 to the capital of the Company.
The Company estimates that it has sufficient funds for approximately twelve months of current operations. Thus, the Company may need to raise additional capital. There is no assurance that the Company will be able to raise sufficient capital for its needs. While the Company intends to sell its products through existing retail outlets and distributors, and to possibly receive prepaid royalties therefrom, there can be no assurance that the Company will be successful in achieving its objectives. As of this date the Company has neither manufactured nor sold any products.

(4) Risk of Products. The proposed marketing of the Company's products has inherent risks. No one can accurately predict the market acceptance of such products or the time frame in which any sales may occur. The Company will have to test market its products to prove market viability and the ability to compete with other products.

(5) Competition. The Company will operate in a business field where the competing companies are much larger, more experienced and have much larger amounts of capital than this Company. Therefore, the Company may find it very difficult to compete in this market place (See "Competition").

(6) Reliance on Third Parties for Manufacturing. The Company does not intend to do its own manufacturing and will be completely dependent on outside companies for the production of its product.

(7) No Independent Study of Company's Products. The evaluation of the Company's products has been done solely by the officers and directors of the Company. No independent analysis or study of its products has been done by anyone engaged by the Company.

(8) Product Liability. Although the Company is not and does not intend to be involved in the actual manufacturing process (since it intends to use subcontracting arrangements), there may be liability to the Company since the Company's products were designed by the Company. The Company presently has no product liability insurance coverage. While the Company believes that this policy is appropriate for the Company's circumstances, there can be no assurance that this policy will not result in consequent loss to the Company. (See Business.")

(9) Reliance on Management for Future Products. The Company is completely dependent on its management for its product development. The present management acquired their controlling interest in the Company in (See "Certain Transactions.")

(10) Control By Management. Officers and Directors of the Company will own 95% of the Company's Common Stock and be in a position to continue to control the Company.

(11) No Cash Dividends. The Company does not anticipate that it will pay dividends in the foreseeable future. The Company's profits, if any, during the next several years will be used to develop its products and business.

(12) No Market for the Common Stock. There is currently no market for the Common Stock and after the distribution of the Shares there is no assurance a market will develop. The Common Stock will not be initially traded on NASDAQ or any Securities Exchange which may result in decreased liquidity.

(13) Risks of Low Priced Stocks. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Securities and Exchange Commission (the "Commission") has adopted regulations under such Act which defines a penny stock to be any non-stock exchange or non-NASDAQ equity security that has a market price of less than $5 per share (as defined). Unless exempt for any transaction involving a penny stock, the rules require the delivery, prior to any transaction in a penny stock, or a disclosure scheduled prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure also has to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the market in penny stocks. Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer.


                               PENNY STOCK RULE

The Securities and Exchange commission has adopted rule 15g-9 which established the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (1) that a broker or dealer approve a person's account for transactions in penny stocks: and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

(14) Potential Future Sales Pursuant to Rule 144. Of the 8,400,000 Shares of the Company's Common Stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these Restricted Shares may, in the future, dilute an investor's percentage of free-trading Shares and may have a depressive effect on the price of the Company's Common Stock. No shares will be eligible to be sold under Rule 144 until December 2, 2000.
(See "Certain Transactions.")

(15) Potential Anti-Takeover Effect of Authorized Preferred Stock. The Company is authorized to issue 20,000,000 shares of $0.001 par value Preferred Stock with the rights, preferences, privileges and restrictions thereof to be determined by the Board of Directors of the Company. Preferred Stock can thus be issued without the vote of the holders of Common Stock. Rights could be granted to the holders of Preferred Stock which could reduce the attractiveness of the Company as a potential takeover target, make the removal of Management more difficult, or adversely impact the rights of holders of Common Stock. No Preferred Stock is currently outstanding, and the Company has no present plans for the issuance thereof of any shares of Preferred Stock.

                            DISTRIBUTION BY "TAKK"

Approximately 4.75% of the outstanding Common Stock of the Company is presently owned by TAKK. TAKK is primarily a consulting company. Pursuant to the plan of Distribution, TAKK will distribute to its shareholders 400,000 Shares of the Common Stock of the Company, or one Share for each share of TAKK held of record as of June 1, 2000. Fractional Shares will be rounded up to the next full Share. On December 31, 1999. TAKK had approximately 200,000 Common Shares outstanding, 200,000 shares of Class A common shares and 200 shareholders of record.

Tax Consequences of TAKK Distribution

The Company believes the following are the material federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local and foreign tax laws.

TAKK will recognize a gain or loss based upon the fair market value of the Common Stock at the date of the Distribution. This gain or loss is measured by the difference between TAKK's tax basis in the Common Stock distributed in the Distribution and the fair market value of that stock.

As a result of TAKK having no current or accumulated earnings and profits allocable to the Distribution no portion of the amount distributed will constitute a dividend for federal income tax purposes. Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each TAKK stockholder will have a tax basis in the Company's Common Stock distributed equal to the fair market value of the Common Stock distributed on the Distribution date.

The Distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the TAKK common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of Shares of the Company's Common Stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain federal income tax consequences of the Distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local and foreign tax laws.


                   EACH TAKK SHAREHOLDER IS ADVISED TO SEEK
              PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY
                    THAT MAY ARISE FROM THIS DISTRIBUTION

Blue Sky Laws

This Distribution is not being made in any jurisdictions of the United States in which this Distribution would not be in compliance with the securities or blue sky laws of such jurisdiction. Only shareholders of TAKK residing in the states set forth below may obtain the Shares pursuant to the Distribution. The Company initially selected the jurisdictions in which Shareholders may participate in the Distribution after determining from the Shareholder records of TAKK and from record owners the states where substantially all the known owners reside.

IF A BENEFICIAL OWNER RESIDES IN A STATE NOT SET FORTH BELOW, SUCH OWNER MAY NOT PARTICIPATE IN THE DISTRIBUTION.

California

The Company may add additional states to the list if it determines additional beneficial owners are in other states. This Prospectus will be delivered to those Shareholders of TAKK eligible to participate in this Distribution.

Determination of Offering Price

Since the Distribution is a dividend by a present stockholder, there is no offering price and no dilution to existing stockholders of the Company. For the purpose of computing the instant registration fee, the Company and TAKK arbitrarily set the price per share at $0.01, but such price has no relationship to the Company's results of operations or assets and may not reflect the true value of such Common Stock.

Costs of Distribution

The Company estimates that the total cost of the Distribution will be approximately $7,300. TAKK has agreed to pay all such costs.


          MANAGEMENT'S DISCUSSIONS AND ANALYSIS OR PLAN OF OPERATION

The Company has sufficient cash resources to operate at the present level of expenditure for the next twelve months. On February 28, 2000 a major shareholder, EFM Venture Group, Inc. contributed $5,000 to the capital of the Company. The Company may raise additional capital either through debt or equity. No assurances can be given that such efforts will be successful. The Company has no specific plans at present.

In the next twelve months, the Company intends to pursue arrangements for the
sale of its products.   See "Business-History."

The Company has developed a clip-on earring with the capability of affixing to it any earring designed for pierced ears. The prototype can be described as a bowl-shaped circle, 3/8 of an inch in diameter made of 18K gold. A part of this round clip-on earring is a very small hole for the purpose of inserting a stud earring.

The Company plans to develop additional variations of the product including types of metals and size of the earring. The Company does not plan to employ additional personnel during the next twelve months. The Company plans to make use of contracted, short-term or leased personnel, if any.


                                    BUSINESS


Product

The Company has developed a clip-on earring with the capability of affixing to it any earring designed for pierced ears. The prototype can be described as a bowl- shaped circle, 3/8 of an inch in diameter made of 18K gold. A part of this round clip-on earring is is a very small hole for the purpose of inserting a stud earring. The studded earring and the gold circle appear as an attractive unit.

History

The principals conceived the idea several years ago and proceeded to hire a professional jewelry designer to produce the prototype. The prototype has been worn with a large variety of studded earrings for over a year with complete wearer satisfaction. Reactions to the product's appearance, while limited in number, is positive.


Present Business Activities.

The Company is preparing a market study to gather information on suitable retail outlets and the amount of shop owner interest. Further market possibilities, i.e. Internet shopping, will be researched and tried.

The company does not plan to manufacture the product itself but will contract with a jewelry maker at the best possible terms.

The feasibility of a patent is being pursued and will be applied for after further satisfactory findings.


Competition

The jewelry industry is vast and varied. While there are many earring products of both clip-on and pierced variety, to the Company's knowledge no product of this kind is on the market currently, no patent has been applied for and jewelry store owners (those surveyed) have not seen or heard of such a product.


Properties

The Company shares an office of 475 square feet at no cost at this time. The office is leased to EFM Venture Group, Inc., an affiliated company.


Employees

The Company has no employees. All activities are carried out by the Officers and
Directors.


Legal Proceedings

The Company is not a party to any legal proceeding.

                                   MANAGEMENT

The Executive Officers and Directors of the Company and their ages are as follows:

       Name               Age        Position            Date Elected

Betty N. Myers            62         President,          April 14, 1999
                                     Chief Financial
                                     Officer, and
                                     Director

Edward F. Myers II        67         Secretary and     April 14, 1999
                                     Director

Betty N. Myers has served President and as a Director since its inception.
Since
December 13, 1999 she has served as Secretary of American Electric Automobile Co., Inc. ("AEAC"). AEAC is a publicly traded company under the symbol AEAC. She also currently serves as President and a Director of EFM Venture Group, inc., a real estate company, as the licensed broker. She IS President of Exchange Accommodation Corp., an accommodating company for 1031 delayed exchanges.

Edward F. Myers, II has served as Secretary and a Director of the Company since its inception. He currently serves as Chairman and a Director of American Electric Automobile Company, Inc. a publicly traded company. He is also Secretary and a Director of EFM Venture Group, Inc., a real estate company. He is the husband of Betty Myers.

The Directors are elected to serve until the next annual meeting of shareholders or until their successors have been elected and qualified. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.


Executive Compensation

At present the Company is operated by its Executive Officers and Directors at no compensation and no compensation has been paid to date. No Executive Officer or
Director is expected to earn in excess of $50,000 in the foreseeable future.

The Company has no pension or profit sharing plan. The Company may change or increase salaries as the Company's profits and cash flow allow; however, there are no present plans to do so.

Options

There are no options outstanding.


                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of June 1, 2000, the name, address and number of Shares owned directly or beneficially by persons who own 5% or more of the Company's Common Stock and by each executive officer and director and owner after the Distribution.


Beneficial Owner             As of                  After the
                             June 14,2000           Distribution


Edward F. Myers II(1)        8,400,000  100.00      8,000,000   95.2
4190 Bonita Rd. #105
Bonita, CA

EFM Venture Group, Inc.      8,400,000  100.00      8,000,000   95.2
4190 Bonita Rd. #105
Bonita, CA 91902

Betty N. Myers               8,400,000  100.00      8,000,000   95.2
505 Camino Elevado
Bonita, CA 91902

All Executive Officers       8,400,000   100.00     8,000,000   95.2
and Directors as a
Group (2 persons)


1) Betty N. Myers is a 33% shareholder and a director of EFM Venture Group, Inc. Edward F. Myers is the husband of Betty N. Myers. EFM Venture Group, Inc. is the controlling shareholder of TAKK.

2)  Based on 8,400,000 shares outstanding on June 1, 2000.

3)  EFM Venture Group, Inc is a controlling shareholder of TAAK.

CERTAIN TRANSACTIONS

On December 1, 1999 the Company sold 4,000,000 shares of common stock to Edward F. Myers II for a total of $400, 4,000,000 shares of common stock to EFM Venture Group, Inc. for $400, and 400,000 common shares to Takk, Inc. for $40.00.


DESCRIPTION OF SECURITIES

The authorized Common Stock of the Company consists of 50,000,000 shares

(par value $0.0001) per share), of which 8,400,000 shares were outstanding on June 1, 2000. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the Common Stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and the Shares to be transferred in the Distribution will be, fully paid and nonassessable. As of April 1, 2000 the Company had three common shareholders.


Preferred Stock

The Company is also authorized to issue as many as 20,000,000 Shares of the Preferred Stock (par value $0.001). The Preferred Stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as the Company's Board of Directors may determine. There are no Preferred Stock outstanding.

Preferred Stock can thus be issued without the vote of the holders of Common Stock. Rights could be granted in the future to the holders of Preferred Stock which could reduce the attractiveness of the Company as a potential takeover target, make the removal of Management more difficult, or adversely impact the rights of holders of Common Stock.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Certificate of Incorporation states:


"SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

Delaware General Corporation Law

Delaware General Corporation Law Section 145 provides that the Company may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the erformance of his duty to the Company. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Tenth of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of the Company.


Transfer Agent

The transfer agent and registration for the Company's Common Stock is Signature Stock Transfer, 14675 Midway Road, Suite #221, Dallas, TX 75244.


LEGAL MATTERS

The legality of the Shares of Common Stock to be registered hereby will be passed upon for the Company by Carmine J. Bua, esquire, 2655 Camino del Rio North, Suite 333, San Diego, California 92108.


EXPERTS

The financial statements of the Company for the peiod from April 14, 1999(incorporation date) to December 31, 1999 and related notes which are included in this Prospectus have been examined by Weinberg & Company, P.A., Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting.

                          CLIP 'N PIERCE FASHIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1999

                          CLIP 'N PIERCE FASHIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                   CONTENTS

PAGE     1              INDEPENDENT AUDITORS' REPORT

PAGE     2              BALANCE SHEET AS OF DECEMBER 31, 1999

PAGE     3              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        FOR THE PERIOD FROM APRIL14, 1999 (INCEPTION) TO
                        DECEMBER 31, 1999

PAGES    4 - 5          NOTES TO FINANCIAL STATEMENTS

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Clip 'N Pierce Fashions, Inc.

We have audited the accompanying balance sheet of Clip 'N Pierce Fashions,
 Inc.(a development stage company) as of December 31, 1999 and the related statement of changes in stockholders' equity for the period from April 14, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in All material respects, the financial position of Clip 'N Pierce Fashions, Inc. (a development stage company) as of December 31, 1999, in conformity with generally accepted accounting principles.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
January 25, 2000, except for Note 3 as to which the date is February 28, 2000

                                      1
                                                           -19-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                               BALANCE SHEET
                           AS OF DECEMBER 31, 1999

                                     ASSETS


CURRENT ASSETS

Cash                                                                    $  840
                                                                        ------
STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
 Preferred stock, $0.0001 par value, 20,000,000 shares authorized,
  none issued and outstanding                                               -
 Common stock, $0.0001 par value, 50,000,000 shares authorized,
  8,400,000 shares issued and outstanding                                  840
 Additional paid-in capital                                                456
 Deficit accumulated during development stage
(456)
                                                                         -----
-

TOTAL STOCKHOLDERS' EQUITY                                                 840

TOTAL STOCKHOLDERS' EQUITY                                              $  840
==========================                                             =======

See accompanying notes to financial statements

                                       2
                                                           -20-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM APRIL 14, 1999 (INCEPTION) TO DECEMBER 31, 1999
      -------------------------------------------------------------------

                                                            DEFICIT
                                                           ACCUMULATED
                                               ADDITIONAL    DURING
                            COMMON STOCK        PAID-IN    DEVELOPMENT
                            SHARES    AMOUNT    CAPITAL      STAGE     TOTAL
-----------------------------------------------------------------------------

Common stock issued
for cash                    8,400,000 $  840    $   -       $     -    $ 840

Capital contribution
 by promoter                  -           -        456            -      456

Net loss for the period
from April 14, 1999
(inception)
to December 31, 1999          -           -         -            (456)  (456)
                             ------------------------------------------------

BALANCE, DECEMBER 31, 1999  8,400,000 $  840     $ 456           (456) $ 840
==========================  =================================================

See accompanying notes to financial statements

                                        3
                                                           -21-

                         CLIP 'N PIERCE FASHIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1999
                           -----------------------

NOTE  1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)    Organization and Description of Business
-----------------------------------------------
Clip 'N Pierce Fashions, Inc. (a development stage company) (the "Company") was incorporated in Delaware on April 14, 1999.

The Company's principal stockholder designed a unique jewelry product to bridge a gap between clip-on and pierced type jewelry products. The design was contributed to the Company at zero cost basis and the Company intends to have the product manufactured by third party subcontractors and marketed through jewelry stores and similar outlets.

The Company's activities during the development stage have included corporate formation, stock issuances, product design and market studies

(B) Use of Estimates
--------------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Income taxes
-----------------
The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current income tax expense for the period ended December 31, 1999.

                                     4
                                                           -22-

NOTE  2     STOCKHOLDERS' EQUITY
-------     --------------------
Common Stock
------------
In December 1999, the Company issued 8,400,000 shares of its common stock to various stockholders pursuant to Section 4 (2) of the Securities Act of 1933, as amended, for an aggregate consideration of $840.

Expenses incurred during the development stage of the Company, for the period ended December 31, 1999, were paid by the promoter.

NOTE  3     SUBSEQUENT EVENTS
-------     -----------------
On February 28, 2000 a principal stockholder contributed $5,000 to the Company.

                                     5
                                                           -23-

                          CLIP 'N PIERCE FASHIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS
                             AS OF APRIL 30, 2000


                         CLIP 'N PIERCE FASHIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)


                                   CONTENTS


PAGE     1         ACCOUNTANTS' REVIEW REPORT

PAGE     2         BALANCE SHEET AS OF APRIL 30, 2000

PAGE     3         STATEMENTS OF OPERATIONS FOR THE FOUR MONTHS ENDED
                   APRIL 30, 2000 AND FOR THE PERIOD FROM APRIL 14, 1999
                  (INCEPTION) TO APRIL 30, 2000

PAGE     4         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE
                   PERIOD FROM APRIL 14, 1999 (INCEPTION) TO APRIL 30, 2000

PAGE     5         STATEMENTS OF CASH FLOWS FOR THE FOUR MONTHS ENDED
                   APRIL 30, 2000 AND FOR THE PERIOD FROM APRIL 14, 1999
                  (INCEPTION) TO APRIL 30, 2000

PAGES    6 - 7     NOTES TO FINANCIAL STATEMENTS AS OF APRIL 30, 2000
                                                           -25-

                          ACCOUNTANTS' REVIEW REPORT

To the Board of Directors of:
Clip 'N Pierce Fashions, Inc.

We have reviewed the accompanying balance sheet of Clip 'N Pierce, Inc. (a development stage company) as of April 30, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the four months hen ended and for the period from April 14, 1999 (inception) to April 30, 2000, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.
All information included in these financial statements is the representation of the management of Clip 'N Pierce Fashions, Inc.

A review consist principally of inquires of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

WEINBERG & COMPANY, P.A.


Boca Raton, Florida
June 14, 2000

                                        1
                                                           -26-

                         CLIP 'N PIERCE FASHIONS INC.
                        (A DEVELOPMENT STAGE COMPANY)
                               BALANCE SHEET
                               --------------

                                    ASSETS


                                                              April 30, 2000


CURRENT ASSETS
Cash                                                         $    4,395
                                                             ------------
TOTAL ASSETS                                                 $    4,395
                                                             ============


                             STOCKHOLDERS' EQUITY
                             --------------------

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 20,000,000 shares
 authorized, none issued and outstanding                     $      -
Common stock, $0.0001 par value, 50,000,000 shares
 authorized, 8,400,000 shares issued and outstanding                840
Additional paid-in capital                                        5,456
Deficit accumulated during development stage                     (1,901)
                                                             -------------


TOTAL STOCKHOLDERS' EQUITY                                  $     4,395
==========================                                  =============


See accompanying notes and accountants' review report.

                                 2
                                                           -27-

                           CLIP 'N PIERCE FASHIONS, INC.
                           A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF OPERATIONS
                             ------------------------

                                          Cumulative from
                                          April 14, 1999
                                         (Inception) to     Four Months Ended
                                          April 30, 2000    April 30, 2000
                                         ----------------   -----------------
INCOME                                   $            -     $           -
                                         ----------------   -----------------

EXPENSES:
 General and administrative                           649                 193
 Professional fees                                  1,252               1,252
                                         ----------------    ----------------
Total Expenses                                      1,901               1,445
                                         ----------------    ----------------

NET LOSS:                               $          (1,901)   $         (1,445)
=========                               ==================   =================


NET LOSS PER SHARE - BASIC AND
DILUTED                                 $             -      $           -


WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING DURING THE PERIOD -
BASIC AND DILUTED                                8,400,000           8,400,000

See accompanying notes and accountants' review report.

                                   3
                                                           -28-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM APRIL 14, 1999 (INCEPTION) TO APRIL 30, 2000
      -------------------------------------------------------------------

                                                            DEFICIT
                                                           ACCUMULATED
                                               ADDITIONAL    DURING
                            COMMON STOCK        PAID-IN    DEVELOPMENT
                            SHARES    AMOUNT    CAPITAL      STAGE     TOTAL
-----------------------------------------------------------------------------

Common stock issued
for cash                    8,400,000 $  840    $   -       $     -    $ 840

Capital contribution
 by promoter                     -      -          456            -      456

Net loss for the period
 from April 14, 1999
 (inception) to
 December 31, 1999               -      -            -          (456)   (456)
                            --------- -----     ---------    --------   -----

Balance,
 December 31, 1999          8,400,000    840       456          (456)    840

Capital contribution
 by promoter                   -           -     5,000            -    5,000

Net loss for the
 period January 1, 2000
 to April 30, 2000               -         -         -        (1,445) (1,445)
                            --------- ------     --------    --------  ------
BALANCE,
 APRIL 30, 2000             8,400,000  $ 840    $5,456       $(1,901) $4,395
===============             =========  =====    ======       ======== =======

See accompanying notes and accountants' review report.

                                  4
                                                           -29-

                         CLIP 'N PIERCE FASHIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF CASH FLOWS
                           -------------------------

                                          Cumulative from
                                          April 14, 1999
                                         (Inception) to      Four months ended
                                          April 30, 2000     April 30, 2000
                                          ----------------   -----------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss                                 $       (1,901)    $       (1,445)
                                          ---------------    ---------------

Net cash used by
operating activities                              (1,901)            (1,445)
                                          ---------------    ---------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Capital contributions                             5,456              5,000
 Proceeds from common stock issuance                 840                 -
                                          -------------      --------------
 Net cash provided by financing
 Activities                                        6,296              5,000
                                          --------------     --------------
INCREASE IN CASH AND CASH
 EQUIVALENTS                                       4,395              3,555

CASH AND CASH EQUIVALENTS -
 BEGINNING OF PERIOD                                  -                 840
                                           --------------     -------------
CASH AND CASH EQUIVALENTS
 - END OF PERIOD                           $       4,395      $       4,395
=========================                  =============      =============

See accompanying notes and accountants' review report.

                                  5
                                                           -30-

                         CLIP 'N PIERCE FASHIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                              AS OF APRIL 30, 2000
                              --------------------

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------     ------------------------------------------
(A) Organization and Description of Business
--------------------------------------------
Clip 'N Pierce Fashions, Inc. (a development stage company) (the "Company") was incorporated in Delaware on April 14, 1999.

The Company's principal stockholder designed a unique jewelry product to bridge a gap between clip-on and pierced type jewelry products. The design was contributed to the Company at zero cost basis and the Company intends to have the product manufactured by third party subcontractors and marketed through jewelry stores and similar outlets.

The Company's activities during the development stage have included corporate formation, stock issuance, and product design and market studies

(B) Use of Estimates
--------------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Income taxes
----------------
The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No. 109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or deferred tax liability or asset for the period ended April 30, 2000 since the Company's operations were minimal.

(D) Cash and Cash Equivalents

                                  6
                                                           -31-

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash or equivalents.

(E) Loss Per Share
------------------
Net loss per common share for the four months ended April 30, 2000 and for the period from April 14, 1999 (inception) to April 30, 2000 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". There were no common stock equivalents outstanding at April 30, 2000.

NOTE 2     STOCKHOLDERS' EQUITY
------     --------------------
(A) Preferred Stock
-------------------
The Company is authorized to issue 20,000,000 shares of preferred stock at $0.001 par value. The Company has not issued any preferred shares through April 30, 2000.

(B) Common Stock
----------------
The Company is authorized to issue 50,000,000 shares of common stock at $0.0001 par value. The Company has issued 8,400,000 shares through April 30, 2000.

                                  7
                                                           -32-

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Director and Officers.

Delaware General Corporation Law Section 145 provides that the Company may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his duty to the Company. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Tenth of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of the Company.

Item 25.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses in connection with the Distribution of the securities which are the subject of this Registration Statement.


Securities and Exchange Commission
Registration Fee                          $     1.07

Printing                                    3,500.00

Legal Fees and Expenses                     1,500.00

Accounting and Audit Fees                   2,200.00
                                          ___________
TOTAL                                     $ 7,201.07

TAKK, INC. has agreed to pay all costs incurred in this filing.

Distribution of the Shares which are the subject of this Registration
Statement.


Item 26. Recent Sales of Unregistered Securities.

On December 1, 1999 the Company sold 4,000,000 shares of common stock to Edward F. Myers II for a total of $400, 4,000,000 shares of common stock to EFM Venture Group, Inc. for $400, and 400,000 common shares to Takk, Inc. for $40.00.

All securities described in the foregoing were sold without commission or registration in reliance upon the exemptions provided under the provisions of Sections 3(b) and 4(2) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder. In each case, the investor was sophisticated and had a previous business or personal relationship with one or more of the directors of the Company.


Item 27.  Exhibits.

The following is a list of exhibits filed as part of the Registration
Statement:

3.(i) Certificate of Incorporation,
3.(ii)  By-laws
5.1  Copy of Opinion of Carmine J. Bua, Esq.
11.1   Computation of per share earnings 1998
11.2   Computation of per share earnings 1999
11.2   Computation of per share earnings 2000
23.1 Consent of Carmine J. Bua, Esq.
23.2 Consent of Weinberg & Company
27 Financial Data Schedule 12/31/1998 to 4/30/2000

Item 28.  Undertakings.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the 19TH day of June, 2000.


CLIP 'N PIERCE FASHIONS, INC.


                                        By:

                                      //BETTY N. MYERS//
                                        President and CFO




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


//Betty N. Myers//, Director                          July 11, 2000
// Edward F. Myres II Director                        Ji;u 11. 2000